AMERON INTERNATIONAL CORPORATION AND SUBSIDIARIES

EXHIBIT 10.2

AMENDMENT TO CHANGE OF CONTROL AGREEMENT

This Amendment to Change of Control Agreement (“Amendment”) is made and entered into as of July 1, 2011, by and between Ameron International Corporation, a Delaware corporation (the “Company”), and Leonard J. McGill (“Employee”) for the purpose of amending the Change of Control Agreement by and between the Company and Employee dated as of June 23, 2010 (the “Agreement”).

WHEREAS, the Company and Employee desire to amend the Agreement on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee hereby amend the Agreement as follows:

1.    Effective immediately prior to either (a) the Effective Time (as such term is defined in that certain Agreement and Plan of Merger, dated as of July 1, 2011, among National Oilwell Varco, Inc., NOV Sub A, Inc. and Ameron International Corporation (the “Merger Agreement”)) or (b) the closing of any Acquisition Proposal (as such term is defined in the Merger Agreement provided that the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%”), and subject to the occurrence thereof, Paragraph 5.3 of the Agreement shall be deleted in its entirety and of no further force or effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

AMERON INTERNATIONAL CORPORATION

By	/s/ James S. Marlen
James S. Marlen
Chairman of the Board and Chief Executive Officer

EMPLOYEE

By	/s/ Leonard J. McGill
Leonard J. McGill